UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2016
RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-10093 (Commission File Number)	13-6908486 (IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan (Address of principal executive offices)	48334 (Zip Code)

Registrant's telephone number, including area code (248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On June 9, 2016, in connection with the commencement of an at the market offering program through which Ramco-Gershenson Properties Trust (the “Company”) may sell up to an aggregate of 8.0 million shares of its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), from time to time, the Company and Ramco-Gershenson Properties, L.P. (the “Operating Partnership”) entered into separate Distribution Agreements (the “Distribution Agreements”) with each of Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BB&T Capital Markets, a division of BB&T Securities, LLC, Cantor Fitzgerald & Co., Capital One Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Raymond James & Associates, Inc. and Stifel, Nicolaus & Company, Incorporated (each, an “Agent” and collectively, the “Agents”).
In accordance with the terms of the Distribution Agreements, the Company may offer to sell up to an aggregate of 8.0 million Common Shares from time to time through one of the Agents, acting as the Company’s agent. Sales of Common Shares, if any, will be made by means of ordinary brokers’ transaction on the New York Stock Exchange, or otherwise at market prices prevailing at the time of sale or negotiated transactions or as otherwise agreed upon with an Agent. An Agent is entitled to compensation of up to 2.0% of the aggregate gross sales price per share for any Common Shares sold by that Agent as the Company’s agent. Subject to the terms and conditions of the Distribution Agreements, each Agent will use its commercially reasonable efforts to sell on the Company’s behalf any Common Shares to be offered by the Company under the Distribution Agreements. The offering of Common Shares pursuant to the Distribution Agreements will terminate upon the earlier of (a) the sale of all the Common Shares subject to the Distribution Agreements, or (b) the termination of all of the Distribution Agreements by the Agents or the Company.
The offering of Common Shares through this offering will be made pursuant to the Company’s effective registration statement on Form S-3 (No. 333-211925), filed on June 9, 2016 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) in connection with the sale from time to time by the Company of its Common Stock, preferred stock or debt securities, the Prospectus, dated June 9, 2016, filed as a portion of the Registration Statement, and a prospectus supplement dated June 9, 2016, filed by the Company with the Commission (the “Prospectus Supplement”). This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
The foregoing description of the material terms of the Distribution Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement by and among the Company, the Operating Partnership and Deutsche Bank Securities Inc., which is filed as Exhibit 1.1 to this report and incorporated herein by reference. The Distribution Agreements with the other Agents listed above are substantially identical in all material respects except as to the parties.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

1.1	Equity Distribution Agreement dated June 9, 2016, among Ramco-Gershenson Properties Trust, Ramco-Gershenson Properties, L.P. and Deutsche Bank Securities Inc.

5.1	Opinion of Ballard Spahr LLP as Maryland real estate investment trust counsel to Ramco-Gershenson Properties Trust, dated June 9, 2016

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RAMCO-GERSHENSON PROPERTIES TRUST

Date:    June 10, 2016        By:    /s/ GEOFFREY BEDROSIAN
Geoffrey Bedrosian
Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index
Exhibit        Description

1.1	Equity Distribution Agreement dated June 9, 2016, among Ramco-Gershenson Properties Trust, Ramco-Gershenson Properties, L.P. and Deutsche Bank Securities Inc.

5.1	Opinion of Ballard Spahr LLP as Maryland real estate investment trust counsel to Ramco-Gershenson Properties Trust, dated June 9, 2016

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)